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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 2002 except as to Note 15 for which the date is March 15, 2002 relating to the consolidated financial statements of ScanSoft, Inc., which appears in ScanSoft, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated February 11, 2002 relating to the financial statement schedule of ScanSoft, Inc., which appears in ScanSoft, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.


/s/PricewaterhouseCoopers LLP


Boston, Massachusetts
September 18, 2002